Exhibit 21

CONSOL Energy Inc.

PART I CORPORATE DIRECTORY

(In alphabetical order reflecting correct capitalization)

Buchanan Generation, LLC

Cardinal States Gathering Company

Cargo Dockers Ltd.

Central Ohio Coal Company

Church Street Holdings, Inc.

CNX Funding Corporation

CNX Gas Company LLC

CNX Land Resources Inc.

CNX Marine Terminals Inc. (formerly Consolidation Coal Sales Company)

a) Coalfield Pipeline Company

Conrhein Coal Company

CONSOL Docks Inc.

CONSOL Energy Canada Ltd.

CONSOL Energy Inc.

CONSOL Financial Inc.

CONSOL Foreign Sales Corporation

CONSOL Godefroid Europe S.A.

Consolidation Coal Company

CONSOL of Canada Inc.

CONSOL of Kentucky Inc.

Consol Pennsylvania Coal Company

CONSOL Sales Company

Cordin Ltd.

Eighty-Four Mining Company

Fairmont Supply Company

Greene Energy LLC

Helvetia Coal Company

Island Creek Coal Company

IC Coal, Inc.

Jeffco Coal Company

Keystone Coal Mining Corporation

Knox Energy, LLC.

Laurel Run Mining Company

Leatherwood, Inc.

McElroy Coal Company

Mon-View LLC

MTB Inc.

New Century Holdings, Inc.

Quarto Mining Company

Reserve Coal Properties Company

Rochester & Pittsburgh Coal Company

Rochester & Pittsburgh Coal Co. (Canada) Limited

Southern Ohio Coal Company

Supply Chain Management LLC

The White Star Coal Co., Inc.

Twin Rivers Towing Company

United Eastern Coal Sales Corporation

Windsor Coal Company

Wolfpen Knob Development Company